Exhibit 4.91

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

12268 Via Latina

Del Mar, CA 92914

January 23, 2006

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re: Pacificap Entertainment Holdings, Inc. (the “Company”) -

Amendment of Notes

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend the conversion price of all outstanding notes, which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), originally issued by the Company to the investors listed in the signature pages hereto dated June 10, 2004, July 13, 2004, July 20, 2004, December 17, 2004, June 1, 2005, July 1, 2005, August 1, 2005, September 1, 2005 and September 19, 2005 (collectively, the “Investors”) (individually, the “Note”).

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The Applicable Percentage (as defined in each of the Debt Instruments) shall be 30%.

2.	The Notes are hereby amended in accordance with the foregoing provision. All other provisions of the Notes, as amended from time to time, shall remain in full force and effect.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

/s/ EDWARD LITWAK
Edward Litwak
President
ACCEPTED AND AGREED:

AJW PARTNERS, LLC.

By: SMS GROUP, LLC

/s/ COREY S. RIBOTKSY

Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,

/s/ COREY S. RIBOTKSY
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC

/s/ COREY S. RIBOTKSY
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

/s/ COREY S. RIBOTKSY
Corey S. Ribotsky, Manager